UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Fourth Agreement to Amend the Recapitalization Support Agreement

On January 27, 2011, Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) and certain of its subsidiaries entered into the Fourth Agreement to Amend the Recapitalization Support Agreement (the “Fourth Extension Agreement”) with the holders (the “Consenting Noteholders”) of approximately 74% of the principal amount outstanding of its 7.75% Senior Subordinated Notes due 2014 (the “Subordinated Notes”). The Fourth Extension Agreement amends certain provisions of the previously announced Recapitalization Support Agreement among Angiotech and the holders of the Subordinated Notes party thereto, dated as of October 29, 2010 (as amended, the “Support Agreement”) relating to the implementation of the recapitalization transaction pursuant to a plan of compromise or arrangement under the Companies’ Creditors Arrangement Act (the “CCAA”) and the terms thereof. The Fourth Extension Agreement includes the consent of the Consenting Noteholders enabling the Company to pursue the recapitalization transaction by way of a plan of compromise or arrangement under the CCAA.

The above description of the Fourth Extension Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Fourth Extension Agreement or the Support Agreement. The above description of the Fourth Extension Agreement is qualified in its entirety by reference to the Fourth Extension Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The above description of the Support Agreement is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 2, 2010. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Fourth Agreement to Amend the Floating Rate Note Support Agreement

On January 27, 2011, the Company, certain of its subsidiaries and holders (the “FRN Noteholders”) of approximately 54% of the principal amount outstanding of the Company’s existing Senior Floating Rate Notes due 2013 (the “Existing Floating Rate Notes”) entered into the Fourth Agreement to Amend the Floating Rate Note Support Agreement (the “Fourth FRN Extension Agreement”). The Fourth FRN Extension Agreement extends the date by which Angiotech must commence the exchange offer outlined in the previously announced Floating Rate Note Support Agreement among Angiotech and the FRN Noteholders party thereto, dated as of October 29, 2010 (as amended, the “FRN Support Agreement”). Pursuant to the Fourth FRN Extension Agreement, the date by which Angiotech must commence the exchange offer has been extended to February 7, 2011.

Under the terms of the FRN Support Agreement, Angiotech will offer to exchange Existing Floating Rate Notes for new floating rate notes (the “New Floating Rate Notes”). The exchange offer will be open to all qualifying holders of the Existing Floating Rate Notes. New Floating Rate Notes will be secured by a second lien over the assets, property and undertaking of the Company and certain of its subsidiaries and will otherwise be issued on substantially the same terms and conditions as the Existing Floating Rate Notes other than amendments to certain covenants in respect of the incurrence of additional indebtedness and the definitions of permitted liens and change of control.

The above description of the Fourth FRN Extension Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Fourth FRN Extension Agreement or the FRN Support Agreement. The above description of the Fourth FRN Extension Agreement is qualified in its entirety by reference to the Fourth FRN Extension Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The above description of the FRN Support Agreement is qualified in its entirety by reference to the FRN Support Agreement, a copy of which is attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on November 2, 2010. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Supplemental Indenture

On January 27, 2011, the Company and U.S. Bank National Association, as successor trustee under the Company’s subordinated note indenture, dated as of March 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Subordinated Note Indenture”), with the consent of at least a majority in aggregate principal amount outstanding of the Company’s Subordinated Notes, executed a supplement to the Subordinated Note Indenture (the “Supplemental Indenture”). The Supplemental Indenture extends the grace period for payment of interest due on the Subordinated Notes from 120 days to 211 days prior to the occurrence of an Event of Default. The Subordinated Note Indenture was previously amended on October 29, 2010, November 29, 2010 and December 21, 2010 to extend the grace period for payment of interest due on the Subordinated Notes to 60 days, 90 days and 120 days, respectively.

The above description of the Supplemental Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Settlement Agreement

On January 27, 2011, the Company entered into an agreement (the “QSR Settlement Agreement”) with QSR Holdings, Inc. (“QSR”), as the representative for the former stockholders of Quill Medical, Inc. (“QMI”) and the other parties signatory thereto providing for the full and final settlement of all claims (the “Settled Claims”) in respect of the Agreement and Plan of Merger, dated May 25, 2006, by and among Angiotech, Angiotech Pharmaceuticals (US), Inc. (“Angiotech US”), Quaich Acquisition, Inc. and QMI. Under the terms of the QSR Settlement Agreement, Angiotech US is required to make a payment of $6.0 million to QSR, $2.0 million of which is payable at the earlier of the completion of the CCAA proceeding or May 31, 2011, with the remainder payable in equal monthly installments over 24 months. Angiotech US’s payment obligations are guaranteed by Angiotech and certain of its other subsidiaries. The claims being advanced by QSR in connection with the arbitration and federal litigation described in the press release issued by the Company on October 6, 2010 and attached as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on October 6, 2010, are included in the Settled Claims.

The above description of the QSR Settlement Agreement does not purport to be a complete statement of the parties’ rights and obligations under the QSR Settlement Agreement. The above description of the QSR Settlement Agreement is qualified in its entirety by reference to the QSR Settlement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 8.01.	Other Events.

Companies’ Creditors Arrangement Act Proceeding

On January 27, 2011, the Company’s Board of Directors authorized the Company and certain of its subsidiaries to voluntarily file under the CCAA in order to continue implementation of the recapitalization transaction contemplated by the Support Agreement. The CCAA filing applies to Angiotech, 0741693 B.C. Ltd., Angiotech International Holdings, Corp., Angiotech Pharmaceuticals (US), Inc., American Medical Instruments Holdings, Inc., NeuColl, Inc., Angiotech BioCoatings Corp., Afmedica, Inc., Quill Medical, Inc., Angiotech America, Inc., Angiotech Florida Holdings, Inc., B.G. Sulzle, Inc., Surgical Specialties Corporation, Angiotech Delaware, Inc., Medical Device Technologies, Inc., Manan Medical Products, Inc. and Surgical Specialties Puerto Rico, Inc.

The Company is negotiating the terms of a plan of compromise or arrangement in respect of the claims of the holders of the Subordinated Notes and certain other creditors (the “Plan”), which Plan will be filed with the Supreme Court of British Columbia. The Plan must be approved by a majority in number of the affected creditors (including holders of the Subordinated Notes) and two-thirds in amount of their claims. Pursuant to the Support Agreement, holders representing over 84% of the aggregate principal amount of outstanding Subordinated Notes have agreed to vote in favor of the Plan, subject to the satisfaction of certain conditions set forth in the Support Agreement.

Press Release

On January 28, 2011, the Company issued a press release announcing its entry into the Fourth Extension Agreement, the Fourth FRN Extension Agreement, the Supplemental Indenture and the QSR Settlement Agreement described in Item 1.01 and its intention to pursue the completion of a recapitalization transaction through proceedings under the CCAA. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Fourth Agreement to Amend the Recapitalization Support Agreement, dated January 27, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of senior subordinated notes signatory thereto.

10.2	Fourth Agreement to Amend the Floating Rate Note Support Agreement, dated January 27, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of floating rate notes signatory thereto.

10.3	Supplemental Indenture, dated January 27, 2011, between Angiotech Pharmaceuticals, Inc. and U.S. Bank National Association, relating to the Company’s senior subordinated notes.

10.4	Settlement Agreement, dated January 27, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries, QSR Holdings, Inc. and the other parties signatory thereto.

99.1	Press Release, dated January 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Dated: January 28, 2011	By:	/s/ K. Thomas Bailey
		Name:	K. Thomas Bailey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Agreement to Amend the Recapitalization Support Agreement, dated January 27, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of senior subordinated notes signatory thereto.

10.2	Fourth Agreement to Amend the Floating Rate Note Support Agreement, dated January 27, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of floating rate notes signatory thereto.

10.3	Supplemental Indenture, dated January 27, 2011, between Angiotech Pharmaceuticals, Inc. and U.S. Bank National Association, relating to the Company’s senior subordinated notes.

10.4	Settlement Agreement, dated January 27, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries, QSR Holdings, Inc. and the other signatories thereto.

99.1	Press Release, dated January 28, 2011.